As filed with the Securities and Exchange Commission on June 15, 2007.
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Cyberonics, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	76-02364655 (I.R.S. Employer Identification Number)
Cyberonics Building
100 Cyberonics Boulevard
Houston, Texas 77058-2072
(281) 228-7200
(Address of principal executive offices, including zip code)

Cyberonics, Inc.
Amended and Restated
New Employee Equity Inducement Plan
(Full title of the plan)
David S. Wise
Cyberonics, Inc.
Cyberonics Building
100 Cyberonics Boulevard
Houston, Texas 77058-2072
(Name and address of agent for service)
(281) 228-7200
(Telephone number, including area code, of agent for service)
Copies to:
Michael C. Blaney
Vinson & Elkins L.L.P.
1001 Fannin Street, Suite 2500
Houston, Texas 77002
(713) 758-2222
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum	Amount of
Title of securities	Amount to be	offering price	aggregate offering	registration
to be registered	registered(1)	per share(2)	price(2)	fee(3)
Common Stock (par value $0.01 per share)	400,000	$17.34	$6,936,000	$212.94

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”) this registration statement also covers any additional shares of common stock which become issuable under the antidilution provision of the plans being registered pursuant to this registration statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration, which results in an increase in the number of the registrant’s outstanding shares of common stock.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h) under the Securities Act. The offering price per share and aggregate offering price for the unissued stock options and common stock are based upon the average of the high and low prices of registrant’s common stock as reported on the Nasdaq Global Market on June 14, 2007.

(3)	Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of an additional 400,000 shares of Common Stock under the Plan. A Registration Statement on Form S-8 (Registration No. 333-108281) has been previously filed for the 750,000 existing shares of Common Stock under the Plan.

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits
SIGNATURES
INDEX TO EXHIBITS
Amended and Restated New Employee Inducement Plan
Opinion of Vinson & Elkins L.L.P.
Consent of KPMG LLP

EXPLANATORY NOTE
     Cyberonics, Inc. (the “Company”) has previously filed a registration statement on Form S-8 (the “Prior Registration Statement”) relating to the Cyberonics, Inc. New Employee Inducement Plan, (the “Plan”) with the following file number: File No. 333-108281. On April 24, 2007, the Board of Directors of the Company approved an amendment to the Plan that, among other things, (1) permits restricted stock grants and bonus stock grants and (2) increased the number of shares of common stock, par value $0.01 per share, of the Company (“Common Stock”) available under the Plan from 750,000 to 1,150,000. Accordingly, this registration statement is being filed to register the additional 400,000 shares of Common Stock. Pursuant to General Instruction E. to Form S-8, the contents of the Prior Registration Statements, including each of the documents filed with the Securities and Exchange Commission and incorporated (or deemed to be incorporated) by reference therein and each of the documents filed as exhibits thereto, are incorporated by reference herein. In addition, all exhibits required by General Instruction E. to Form S-8 are filed as exhibits hereto.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits
     The following exhibits are filed herewith:
4.1	Amended and Restated Cyberonics, Inc. New Employee Equity Inducement Plan

5.1	Opinion of Vinson & Elkins L.L.P.

23.1	Consent of Independent Registered Public Accounting Firm, KPMG LLP

23.2	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)

24.1	Powers of Attorney (included on the signature page to this registration statement).

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SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 15th day of June, 2007.

CYBERONICS, INC.
By:	/s/ Daniel J. Moore
Daniel J. Moore
President and Chief Executive Officer

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel J. Moore and Hugh M. Morrison and each of them severally as his or her true and lawful attorneys-in-fact, with power to act, with or without the other, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and anything appropriate or necessary to be done, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the 15th day of June, 2007.

Signature	Title

/s/ Daniel J. Moore Daniel J. Moore	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ George E. Parker III George E. Parker III	Principal Accounting Officer (Principal Financial Officer)

/s/ Hugh M. Morrison Hugh M. Morrison	Chairman of the Board

/s/ Guy C. Jackson Guy C. Jackson	Director

/s/ Alfred J. Novak Alfred J. Novak	Director

/s/ Alan J. Olsen Alan J. Olsen	Director

/s/ Arthur L. Rosenthal, Ph.D. Arthur L. Rosenthal, Ph.D.	Director

/s/ Jeffrey E. Schwarz Jeffrey E. Schwarz	Director

/s/ Michael J. Strauss Michael J. Strauss	Director

/s/ Reese S. Terry, Jr. Reese S. Terry	Director

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INDEX TO EXHIBITS
4.1	Amended and Restated Cyberonics, Inc. New Employee Inducement Plan

5.1	Opinion of Vinson & Elkins L.L.P.

23.1	Consent of KPMG LLP

23.2	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)

24.1	Powers of Attorney (included on the signature page to this registration statement).

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